     EXHIBIT 10.1B

     NPS PHARMACEUTICALS, INC.

     1987 STOCK OPTION PLAN

     (reflects all amendments by the Board of Directors through September 2002)

1.  PURPOSE.  This Stock Option Plan (“Plan”) is established to provide incentives for employees, consultants, officers, advisors, and directors of the Company shown above (the “Company”) and any Subsidiary (as defined in Section 2 below) of the Company to promote the financial success and progress of the Company by granting such persons options (“Options”) to buy shares (“Optioned Shares”) of the Common Stock (“Common Stock”) of the Company. Options granted under this Plan may be either (a) incentive stock options (“ISO’s”), or (b) non-qualified stock options (“NQSOs”), as designated by the Board of Directors (“Board”) of the Company on the form of the Grant of Option in each case. If no designation is made on any Grant to an optioned employee such Grant shall be deemed an ISO. Any non-employee optionees shall be eligible only for NQSO’s.

2.  DEFINITIONS.  As used in this Plan “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.  ADOPTION AND APPROVAL.  This Plan shall become effective on the date that it is adopted by the Board as to all NQSO’s and ISO’s provided, that as to such ISO’s the Plan is approved by valid voter actions of the Shareholders of the Company within twelve months before or after the date this Plan is adopted by the Board and such ISO’s may be issued only to employees.

Nothing herein is intended to imply the requirement for Shareholder approval as to any NQSO’s, the terms of the Grant of the same, or the number of Optioned Shares issuable as such or otherwise which action and authorization shall remain solely within the province of the Board of Directors.

4.  NUMBER OF SHARES.  The maximum number of Shares that may be issued pursuant to Options granted under this Plan shall be the number of shares shown above (the “Plan Shares” or the “Shares”), subject to adjustment as provided in Section 11, below. If any Option is terminated for any reason without being exercised in whole or in part, the Optioned Shares thereby released from such Option shall continue to be available under this Plan. At all times during the term of this Plan, the Company shall reserve sufficient shares of its common stock to satisfy the requirements of outstanding Options under the Plan. Anything herein to the contrary notwithstanding, the exercise of any incentive stock option (“ISO”) within the meaning of Section 422A of the Internal Revenue Code (the “Code”) shall not reduce the number of shares or in any other manner affect any non-qualified stock option (“NQSO”) granted to the employee/optionee and the exercise of any NQSO shall not reduce the number of shares or in any other manner affect any ISO granted to the employee/optionee.

5.  ADMINISTRATION.  This Plan shall be administered by the Board or by a committee appointed by the Board to administer this Plan (as used herein, the term “Board” shall include such committee). The interpretation by the Board of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Optioned Shares purchased pursuant to an Option.

6.  ELIGIBILITY.  Options may be granted to employees, consultants, officers, advisors, and directors (“Optionee”) of the Company or any Parent or Subsidiary of the Company. No other persons shall be eligible to receive Options. All salaried and hourly employees of the Company and its Parent and subsidiaries, including subsidiaries which become such after adoption of the Plan, are eligible to receive an

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ISO, but officers and directors shall not be eligible to receive an ISO unless the officer or director is also an employee of the Company, or such Subsidiary. The Board shall from time-to-time and in its sole discretion determine which individuals among the eligible individuals will be granted Options. An Optionee may be granted more than one Option, subject to the terms and conditions of this Plan.

7.  TERMS AND CONDITIONS OF OPTIONS.  The Board shall determine for each Option (which need not be identical to other Options) whether the Option is to be an ISO or a NQSO, the number of Optioned Shares for which the Option shall be granted, the exercise price of the Option, the periods during which the Option may be exercised, and all other terms and conditions of the Option.

(a)  Form of Option Grant.  Each Option granted under this Plan shall be evidenced by a written Stock Option Grant (“Grant”) in such form as the Board shall from time-to-time approve, which grant shall incorporate the provisions of this Plan by reference and shall comply with and be subject to the terms and conditions of this Plan. Each Option shall become exercisable and the total number of shares subject thereto shall be purchasable, at such times in such amounts, on such terms, and in such installments, which need not be equal, as the Board shall determine.

(b)  Option Price.  Any Option granted, that becomes exercisable on the Date of Grant and expires no sooner than three years from the Date of Grant, may be subject to an option purchase price which shall be the fair market value of such Option at the date of grant. Payment for such an Option shall be made in cash on the date such option is given to the Optionee. No option purchase price shall be required for any other option.

(c)  Exercise Price.  The exercise price of an ISO Option shall be not less than the fair market value of the Optioned Shares, as determined by the Board in good faith, at the time that the Option is granted. The exercise price of any ISO Option granted to a person owning more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary (“Ten Percent Shareholder”) shall be equal to at least 110% of the fair market value of the Optioned Shares at the time of the grant.

(d)  Exercise Period.  Options shall be exercisable within the times or upon the events determined by the Board as set forth in the Grant, provided, however, that no Option shall be exercisable after the expiration of ten years from the Date of Grant of the Option, and provided further that no Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five years from the Date of Grant of the Option.

(e)  Limitations on ISO’s.  The aggregate fair market value (determined as of the time an Option is granted) of the Optioned Shares with respect to which ISO’s are exercisable for the first time by such Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary) shall not exceed $100,000.

(f)  Date of Grant.  The date of grant (“Date of Grant”) of an Option shall, for all purposes, be the date on which the Board makes the determination to grant such Option. The Grant representing the Option shall be delivered to the Optionee within a reasonable time after the granting of the Option.

8.  EXERCISE OF OPTIONS.

(a)  Notice.  Options may be exercised only by delivery of a written notice to the Company, in a form approved by the Board, stating the number of Optioned Shares being purchased and such other representations and agreements as to the Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment of the exercise price (the “Option Exercise Price”) for the number of

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Optioned Shares being purchased.

(b)  Payment.  Payment for the Optioned Shares may be made (i) in cash, (ii) by tender to the Company of shares of the Company’s common stock or interest in shares owned by the Optionee having a fair market value equal to the exercise price, or (iii) by tender of such other consideration, as the Board may approve provided that such form of payment shall be established at the Date of Grant for any ISO.

(c)  Withholding Taxes.  Prior to issuance of the Optioned Shares to an employee upon exercise of an Option, the employee/Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company or any Subsidiary, if applicable.

(d)  Limitations on Exercise.  Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

(i)  An ISO Option shall not be exercisable until such time as the Plan has been approved by the shareholders of the Company in accordance with Section 3, above.

(ii)  An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

(e)  Effect of Dissolution, Merger or Sale of Assets.  In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, a sale of more than 50% of the outstanding shares of the Company (measured after such sale) to one or more persons in a single transaction or a series of related transactions or the sale of substantially all of the assets of the Company, all outstanding Options, notwithstanding the terms and limitations on exercise of such Options, shall accelerate and become exercisable in full prior to consummation of the dissolution, liquidation, merger, consolidation, separation, reorganization, or sale of assets of the Company at such reasonable times as may be specified by the Board.

9.  RETIREMENT OF OPTIONEE.  Notwithstanding any contrary Plan provision, in the event an Optionee’s status as an employee, consultant, officer, or advisor terminates due to Optionee’s Retirement, the Optionee shall vest in that number of shares subject to the Option that would have vested had the Optionee remained in employment or service as employee, consultant, officer, or advisor for an additional two (2) years from the date of Retirement. In addition, the Option shall remain exercisable until the expiration of its terms, as provided in Section 7(d) of the Plan. For purposes of this paragraph, Retirement shall mean the termination of service with the Company of an Optionee on or after the date on which the Optionee’s number of completed years of service with the Company and age equal or exceed seventy (70) (including termination due to death or disability after such time).

10.  NON-TRANSFERABILITY OF ISO OPTIONS.  During the lifetime of the ISO Optionee, an Option shall be exercisable only by the Optionee. No ISO Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

11.  PRIVILEGES OF STOCK OWNERSHIP.  No Optionee shall have any of the rights of a shareholder with respect to any Optioned Shares subject to an Option until the Option has been validly exercised and the certificates for the Shares have been issued and delivered (the “Date of Issuance”). No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the Date of Issuance, except as provided in Section 11.

12.  ADJUSTMENT OF OPTION SHARES.  In the event that the number of outstanding shares

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of common stock of the Company is changed by a stock dividend, stock split, reverse stock split or similar change in the capital structure of the Company, the number of Plan Shares available under this Plan (“the Plan Shares”) and the number of Optioned Shares subject to outstanding Options and the exercise price per share of such Optioned Shares shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company; provided, however, that no certificate or script representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored.

13.  NO OBLIGATION TO EMPLOY.  Nothing in this Plan or any Grant under this Plan shall confer on any Optionee any right to continue in the employ of the Company or otherwise continue any other affiliation with the Company or limit in any way the right of the Company to terminate the Optionee’s employment at any time with or without cause or to terminate the Optionee’s other affiliation pursuant to applicable law and the terms thereof.

14.  COMPLIANCE WITH LAWS.  The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to compliance with all applicable requirements of law, including without limitation compliance with the Securities Act of 1933, as amended, any required approval by the Securities Commission of the State of Utah, compliance with all applicable state securities laws and compliance with the requirements of any stock exchange on which the Company’s common stock may be listed.

15.  RESTRICTIONS ON OPTIONED SHARES.  At the discretion of the Board, the Company may reserve to itself or its assignees (a) the right of first refusal to purchase any Shares which an Optionee may propose to transfer to a third party and (b) a right to repurchase any or all Optioned Shares held by an Optionee upon the Optionee’s termination of employment with the Company or its Parent or Subsidiary for any reason at the fair market value of such Optioned Shares as determined by the Board in good faith or at a price determined by a formula designed to approximate such fair market value.

In addition, each Grant may prohibit any Optionee, who acquires Shares upon exercise of an Option hereunder while the Optionee is an officer or director of the Company, or while the Optionee holds or controls five percent (5%) or more of the Company’s outstanding Common Stock, from offering or selling any Optioned Shares issued upon exercise of an Option hereunder for at least (90) days after the closing of any public offering of securities of the Company registered under the Securities Act of 1933.

16.  AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time terminate or amend this Plan, provided, however, that the Board shall not, without the approval of the shareholders of the Company, increase the total number of Shares available to be granted as ISO’s under this Plan (except by operation of the provisions of Sections 4 and 11, above) or change the class of persons eligible to receive ISO Options. In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.

17.  TERM OF PLAN.  Options may be granted pursuant to this Plan from time-to-time within a period of five (5) years from the earlier of the date this Plan is adopted by the Board or the date this Plan is approved by the shareholders of the Company.